SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    Form 8-K


              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) April 30, 2002 (April 29, 2002)




                          CHESAPEAKE ENERGY CORPORATION
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             (Exact name of Registrant as specified in its Charter)


         Oklahoma                          1-13726               73-1395733
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(State or other jurisdiction        (Commission File No.)       (IRS Employer
      of incorporation)                                      Identification No.)


         6100 North Western Avenue, Oklahoma City, Oklahoma       73118
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              (Address of principal executive offices)          (Zip Code)


                                 (405) 848-8000
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            (Registrant's telephone number, including area code)

                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 5.  OTHER EVENTS

         Chesapeake Energy Corporation ("Chesapeake") issued a Press Release on April 29, 2002 announcing first quarter 2002 earnings. The following was included in the Press Release:

                   CHESAPEAKE ENERGY CORPORATION POSTS STRONG
                        RESULTS FOR FIRST QUARTER OF 2002

     Company Reports First Quarter 2002 Recurring Net Income of $18 Million,
               Cash Flow of $85 Million and Ebitda of $112 Million
                      on Recurring Revenue of $169 Million

     Quarterly Production and Proved Reserves Reach Record Levels of 42 Bcfe
         and 2 Tcfe, Production Increases for Third Consecutive Quarter,
              Operating and Financial Forecasts Increased for 2002

Chesapeake reported strong financial and operating results for the first quarter of 2002. For the quarter, Chesapeake generated recurring net income available to common shareholders of $17.6 million ($0.11 per fully diluted common share), operating cash flow of $85.2 million ($0.45 per fully diluted common share), and ebitda (operating cash flow plus interest expense) of $112.2 million on recurring revenue of $169.3 million.

These results exclude a non-cash $47.7 million after-tax risk management loss ($79.5 million before-tax) related to the mark-to-market valuation of certain hedging positions under SFAS 133. During 2001, the company reported a non-cash $50.9 million after-tax risk management gain ($84.8 million before-tax) from the application of SFAS 133. Beginning with the adoption of SFAS 133 in 2001, Chesapeake has consistently excluded the fluctuations recorded in risk management income when discussing the company's performance and operating results because all such amounts initially recorded in risk management income (or loss) are ultimately reversed and are included in oil and gas sales during the appropriate contract periods. Large changes in SFAS 133 non-cash gains and losses are likely to continue because of the effects that frequent changes in oil and natural gas prices have on certain of the company's commodity hedging contracts.

Hedging activities increased first quarter 2002 realizations by $49 million ($2.89 per barrel and $1.25 per mcf, or $1.16 per mcfe). Combining first quarter 2002 hedging gains of $49 million with 2001 hedging gains of $105 million and with the $34 million current mark-to-market value of the company's remaining hedges provides a total of $188 million of realized and unrealized hedging gains from the company's risk management activities.

Production for the first quarter of 2002 reached the record level of 41.9 billion cubic feet of natural gas equivalent (bcfe), comprised of 36.9 billion cubic feet of natural gas (bcf) (88%) and 0.83 million barrels of oil (mmbo) (12%). Production increased 4.4% from the first quarter of 2001 and 1.3% from the fourth quarter of 2001. This was the company's third consecutive quarter of production growth. In addition, since the beginning of the year, the company's estimated proved reserves have increased from 1.8 tcfe to 2.0 tcfe (pro forma for the 100 bcfe expected from the recently announced Canaan Energy Corporation acquisition).

The table below summarizes Chesapeake's key statistics during the 2002 first quarter and compares them to the fourth and first quarters of 2001:
                                                                       Three
                                                                       Months
                                                                        Ended
                                                    3/31/02 12/31/01   3/31/01
                                                    ------- --------   -------
     Average daily production (in mmcfe)              466      450       446
     Gas as % of total production                      88       88        90
     Natural gas production (in bcf)                 36.9     36.5      36.0
     Average realized gas price ($/mcf)              3.30     3.88      5.59
     Oil production (in mbbls)                        830      807       686
     Average realized oil price ($/bbl)             24.05    24.07     29.01
     Natural gas equivalent production (in bcfe)     41.9     41.4      40.2
     Gas equivalent realized price ($/mcfe)          3.39     3.90      5.51
     General and administrative costs ($/mcfe)        .10      .10       .10
     Production taxes ($/mcfe)                        .12      .04       .36
     Lease operating expenses ($/mcfe)                .53      .47       .44
     Interest expense ($/mcfe)                        .64      .61       .64
     DD&A of oil and gas properties ($/mcfe)         1.16     1.16       .95
     Operating cash flow ($ in millions)             85.2    112.7     161.5
     Operating cash flow ($/mcfe)                    2.03     2.72      4.02
     Ebitda ($ in millions)                         112.2    138.0     187.4
     Ebitda ($/mcfe)                                 2.68     3.34      4.67
     Recurring net income to common shareholders     17.6     35.9      71.8
     ($ in millions)

                   Chesapeake Updates Progress on its Numerous
                        High-Impact Exploration Projects

During the past three years, Chesapeake has assembled one of the best onshore U.S. natural gas exploration inventories in the industry, investing more than $125 million in land and 3-D seismic and doubling its geological and geophysical professional staff during this period. As a result, Chesapeake has built an exploration program in 2002 that should expose it to more than 1,000 bcfe of unbooked potential reserves. Developed by the company's exploration staff, these prospects have an average depth of 19,000 feet and have been delineated using detailed subsurface geological analysis and 3-D seismic. In addition, Chesapeake believes it has industry-leading deep drilling expertise onshore in the U.S. and that it is presently conducting the deepest drilling program in the U.S. Chesapeake's deep drilling effort is highlighted by the Cat Creek 1-19 well in Beckham County, Oklahoma, which recently reached total depth of 24,800 feet. Completion operations will begin later this quarter on this potentially significant discovery.

Chesapeake is currently drilling 23 operated wells. Twelve of these are targeting deep potential gas reserves below 15,000 feet and seven are targeting ultra-deep potential gas reserves at 19-23,000 feet. The company's current inventory of more than 1,500 undrilled locations includes at least 50 additional ultra-deep drilling locations. Areas of particular exploration focus during the year will include the Deep Anadarko, Bray, Knox/Chitwood, Cement and Watonga-Chickasha projects of southern and western Oklahoma.

                               Management Summary

Aubrey K. McClendon, Chesapeake's Chief Executive Officer, commented, "Chesapeake's performance in the first quarter of 2002 and recent years is the result of the company's clear and focused strategy, high-quality asset base and talented and hard-working employees. During this year when the industry's natural gas production is likely to shrink by at least 5%, Chesapeake expects its production to increase by more than 7-10%, much of which will come from organic production growth generated by the company's successful developmental and exploratory drilling programs. The combination of our focus on gas in the Mid-Continent, our value-added risk management strategy, our balanced acquisition and drilling programs, our high quality assets and our low operating costs has positioned Chesapeake as a leader in value creation. With the increasing visibility of strengthening supply/demand fundamentals for natural gas and Chesapeake's increasingly valuable gas franchise, we believe our company can continue delivering one of the industry's best track records of value creation in the years to come."

                           Conference Call Information

Chesapeake's management invites your participation in a conference call tomorrow morning, April 30 at 8:00 a.m. CDT to discuss the contents of this release. Please call 913-981-5533 between 7:50 and 8:00 a.m. CDT on April 30 if you would like to participate in the call. For those unable to participate, the call will also be available over the Internet by visiting our home page at www.chkenergy.com and clicking on the link under Shareholder Information or by going directly to www.ccbn.com. In addition, a replay of the call will also be available through May 13 by calling 719-457-0820. The passcode for the replay is 563827.

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include estimates and give our current expectations or forecasts of future events. They are based on our historical operating trends, our existing commodity hedging position and our current estimate of proved reserves. Although we believe our forward-looking statements are reasonable, they can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. For example, statements concerning the fair values of derivative contracts and their estimated contribution to our future results of operations are based upon market information as of a specific date. These market prices are subject to significant volatility. Factors that could cause actual operating and financial results to differ materially from expected results include the volatility of oil and gas prices, our substantial indebtedness, our commodity price risk management activities, the cost and availability of drilling and production services, our ability to replace reserves, the availability of capital, uncertainties inherent in evaluating our own reserves and the reserves we acquire, drilling and operating risks and other risk factors described in the company's 2001 annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission.

Chesapeake Energy Corporation is one of the 10 largest independent natural gas producers in the U.S. Headquartered in Oklahoma City, the company's operations are focused on exploratory and developmental drilling and producing property acquisitions in the Mid-Continent region of the United States. The company's Internet address is www.chkenergy.com.

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                       ($ in 000's, except per share data)
                                   (unaudited)

THREE MONTHS ENDED:                                           March 31, 2002             March 31, 2001
                                                              $           $/mcfe             $       $/mcfe
                                                          ----------  -------------  ----------   ---------
REVENUES:
  Oil and gas sales                                         141,971          3.39       221,219          5.51
  Risk management income                                    (79,468)        (1.90)           --           --
  Oil and gas marketing sales                                27,333          0.65        56,165          1.40
                                                          ---------     ---------     ---------    ----------
    Total revenues                                           89,836          2.14       277,384          6.91
                                                          ---------     ---------     ---------    ----------
OPERATING COSTS:
  Production expenses                                        22,060          0.53        17,788          0.44
  Production taxes                                            5,216          0.12        14,295          0.36
  General and administrative                                  4,294          0.10         4,001          0.10
  Oil and gas marketing expenses                             26,507          0.63        54,478          1.36
  Depreciation, depletion, and amortization
   of oil and gas properties                                 48,619          1.16        38,173          0.95
  Depreciation and amortization of other assets               3,110          0.08         1,953          0.05
                                                          ---------     ---------     ---------    ----------
    Total operating costs                                   109,806          2.62       130,688          3.26
                                                          ---------     ---------     ---------    ----------
INCOME (LOSS) FROM OPERATIONS                               (19,970)        (0.48)      146,696          3.65
                                                          ----------    ---------     ---------    ----------
OTHER INCOME (EXPENSE):
  Interest and other income                                     954          0.02           569          0.01
  Interest expense                                          (26,960)        (0.64)      (25,889)        (0.64)
  Gothic standby credit facility costs                             --          --        (3,392)        (0.08)
                                                          ---------     ---------     ---------    ----------
    Total other income (expense)                            (26,006)        (0.62)      (28,712)        (0.71)
                                                          ---------     ---------     ---------    ----------
Income (Loss) Before Income Taxes                           (45,976)        (1.10)      117,984          2.94
Income Tax Expense (Benefit)                                (18,390)        (0.44)       47,696          1.19
                                                          ----------    ---------     ---------    ----------
NET INCOME (LOSS)                                           (27,586)        (0.66)       70,288          1.75
Preferred Stock Dividends                                    (2,532)        (0.06)         (546)        (0.01)
                                                          ---------     ---------     ---------    ----------
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS          (30,118)        (0.72)       69,742          1.74
                                                          ==========    =========     =========    ==========
EARNINGS RECONCILIATION:
Earnings per Common Share - Basic
  Income Before Risk Management Income
    and Gothic standby credit facility cost (1)                0.11                        0.45
  Risk Management Income and Gothic standby
    credit facility cost (1)                                  (0.29)                      (0.01)
                                                          ----------                  ---------
Net Income (Loss)                                             (0.18)                       0.44
                                                          ==========                  =========
Earnings Per Common Share - Assuming
  Dilution
    Income Before Risk Management
      Income and Gothic standby credit
        facility cost  (1)                                     0.11                        0.42
  Risk Management Income and Gothic standby
    credit facility cost (1)                                  (0.29)                      (0.01)
                                                          ---------                   ---------
Net Income (Loss)                                             (0.18)                       0.41
                                                          =========                   =========
Average Common Shares and Common
  Equivalent Shares Outstanding
  Basic                                                     165,372                     157,707
  Assuming Dilution (2)                                     165,372                     170,326

Operating Cash Flow (3)                                      85,221        2.03         161,502         4.02

1.   All items are shown on an after-tax basis.
2. Diluted shares outstanding for the three months ended March 31, 2002 does not include the effect of the assumed conversion at the beginning of the period of the outstanding preferred stock, the dilutive stock options or the dilutive warrants, as the effect was antidilutive. Diluted shares outstanding for the three months ended March 31, 2001 includes the effect of dilutive stock options and the effect of the assumed conversion of all preferred stock as of the beginning of the period.
3. Income before income taxes, depreciation, depletion, and amortization, Gothic standby credit facility cost and risk management income.

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (in 000's)
                                   (unaudited)

========================================================================== =================== ===================
                                                                               March 31,          December 31,
                                                                                  2002                2001
-------------------------------------------------------------------------- ------------------- -------------------
Cash and cash equivalents                                                  $       122,207     $       124,960
Other current assets                                                               149,976             236,423
                                                                           ---------------     ---------------
     TOTAL CURRENT ASSETS                                                          272,183             361,383
                                                                           ---------------     ---------------

Property and equipment (net)                                                     1,826,942           1,785,581
Deferred tax asset                                                                 103,875              67,781
Other assets                                                                        56,390              72,023
                                                                           ---------------     ---------------
     TOTAL ASSETS                                                          $     2,259,390     $     2,286,768
                                                                           ===============     ===============

Current liabilities                                                        $       179,313     $       173,381
Long term debt                                                                   1,308,424           1,329,453
Revenue and royalties due others                                                    12,643              12,696
Other long term liabilities                                                         42,922               3,831
                                                                           ---------------     ---------------
     TOTAL LIABILITIES                                                           1,543,302           1,519,361

STOCKHOLDERS' EQUITY                                                               716,088             767,407
                                                                           ---------------     ---------------

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                                   $     2,259,390     $     2,286,768
                                                                           ===============     ===============

COMMON SHARES OUTSTANDING                                                          165,796             164,742

ITEM 9.  REGULATION FD DISCLOSURE

The following was included in the Press Release:

The following forecasts and estimates revise and replace in their entirety previous projections last updated on February 21, 2002. The company's forecasts and estimates are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially due to the risks and uncertainties described in the company's filings with the Securities and Exchange Commission. Furthermore, these projections do not reflect the potential impact of unforeseen events that may occur subsequent to the issuance of this release.

Today's updated guidance for 2002 projects production of 173-177 bcfe (89% gas), up 4% from previous projections of 166-170 bcfe. This is the company's second increase of its 2002 forecasts during the past two months. Of the projected seven bcfe production increase, 57% is attributable to an expected six-month contribution from the Canaan properties and 43% is from better than expected operational performance. Moreover, if the company's current rates of production can be maintained through the remainder of the year, further increases in operating and financial guidance are likely.

Reflecting Chesapeake's disciplined approach to keeping its costs low, projections for operating expenses per mcfe remain substantially unchanged from prior guidance: $0.50-0.55 for lease operating expense, $0.18-0.22 for production taxes, $0.62-0.67 for interest expense, $0.10-0.11 for general and administrative costs, $1.15-1.25 for DD&A of oil and gas properties and $0.06-0.08 for DD&A of other assets (up from $0.05-0.06 in prior guidance). The company expects its book income tax rate during 2002 to average 40%, of which virtually all should be deferred.

Because of Chesapeake's better than expected drilling success during the past six months and the current low-cost drilling environment, the company has recently increased its drilling, land and seismic cap-ex budget for 2002 by 10% to $330 million. Chesapeake will fund this cap-ex budget from operating cash flow, which is now expected to reach $400 million, an increase of $75 million from our February 21 guidance of $325 million. In addition, the company has $110 million of cash on hand and has an undrawn $225 million revolving bank credit facility. Additionally, the company has recently acquired $22 million of its outstanding senior notes in open market purchases.

Chesapeake does not budget for acquisitions because of the inability to predict when properties attractive to the company will become available. However, in addition to its recently announced agreement to acquire Canaan's 100 bcfe of high-quality Mid-Continent focused natural gas reserves for $118 million, the company anticipates having the opportunity to acquire other high-quality properties in 2002 at similarly attractive prices. Chesapeake's acquisition team delivered an excellent year in 2001, investing $741 million through 160 acquisitions to acquire 648 bcfe of proved reserves and an estimated 275 bcfe of probable and possible reserves.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                              CHESAPEAKE ENERGY CORPORATION



                                              By: /s/ Aubrey K. McClendon
                                                 ------------------------------
                                                    Aubrey K. McClendon
                                                 Chairman of the Board and
                                                  Chief Executive Officer

Dated:  April 30, 2002